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                                                                 EXHIBIT a(1)(z)

                           SHORT-TERM INVESTMENTS CO.
                             ARTICLES SUPPLEMENTARY

     SHORT-TERM INVESTMENTS CO., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held on September 28, 2001, (a) increased the aggregate number of shares of stock that the Corporation has authority to issue from Four Hundred Eight Billion Nine Hundred Eighty Million (408,980,000,000) to Four Hundred Thirteen Billion Nine Hundred Eighty Million (413,980,000,000) shares, and (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows: Five Billion (5,000,000,000) shares as shares of the Cash Assets Portfolio - Institutional Class, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in ARTICLE FIFTH, paragraph (b) of the Charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to the stock of the Corporation generally.

     SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue Four Hundred Eight Billion Nine Hundred Eighty Million (408,980,000,000) shares, $.001 par value per share, having an aggregate par value of $408,980,000.00, of which:

     (a) Fifty-two Billion Six Hundred Million (52,600,000,000) shares are classified as Liquid Assets Portfolio - Cash Management Class,
          One Hundred Eighty-seven Billion (187,000,000,000) shares are classified as Liquid Assets Portfolio - Institutional Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio - Personal Investment Class, Eight Billion Three Hundred Million (8,300,000,000) shares are classified as Liquid Assets Portfolio - Private Investment Class, Three Billion Three Hundred Million (3,300,000,000) shares are classified as Liquid Assets Portfolio - Reserve Class,
          Eight Billion Nine Hundred Sixty Million (8,960,000,000) shares are classified as Liquid Assets Portfolio - Resource Class; and
          Five Billion (5,000,000,000) shares are classified as Liquid Assets Portfolio - Sweep Class;

     (b) Nineteen Billion Six Hundred Million (19,600,000,000) shares are classified as Prime Portfolio - Cash Management Class,
          Seventy-six Billion (76,000,000,000) shares are classified as Prime Portfolio - Institutional Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio - Personal Investment Class,
          Eight Billion Three Hundred Million (8,300,000,000) shares are classified as Prime Portfolio - Private Investment Class,
          Three Billion Three Hundred Million (3,300,000,000) shares are classified as Prime Portfolio - Reserve Class,
          Four Billion Six Hundred Twenty Million (4,620,000,000) shares are classified as Prime Portfolio - Resource Class; and
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          Five Billion (5,000,000,000) shares are classified as Prime Portfolio
          - Sweep Class; and

     (c) Twenty Billion Four Hundred Million (20,400,000,000) shares are unclassified.

     THIRD: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue Four Hundred Thirteen Billion Nine Hundred Eight Million (413,980,000,000) shares, $.001 par value per share, having an aggregate par value of $413,980,000.00. The additional Five Billion (5,000,000,000) shares are classified as Cash Assets Portfolio - Institutional Class.

     The number of shares of stock of each class specified in Article SECOND of these Articles Supplementary remains unchanged.

          FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

          FIFTH: The total number of shares of capital stock that the Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

          SIXTH: The Shares were classified by the Board of Directors of the Corporation under authority granted to it in ARTICLE FIFTH, paragraph (a) of the Charter.

          The undersigned Senior Vice President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its Senior Vice President and witnessed by its Assistant Secretary on September 28, 2001.

                                                      SHORT-TERM INVESTMENTS CO.

Witness:



/s/ KATHLEEN J. PFLUEGER                              By: /s/ CAROL F. RELIHAN
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Assistant Secretary                                      Senior Vice President